Exhibit 99.1

July 7, 2008

DELIVERY VIA FEDERAL EXPRESS and U.S. MAIL

American National Bank
3033 East 1st Avenue
Denver, CO 80206

Attn: Colleen Carwin

Re:     SMF Energy Corporation (the “Company”)

Dear Ms. Carwin:

This letter is notice to American National Bank, the Indenture Trustee (the “Trustee”), under the August 8, 2007, Indenture (the “Indenture”) for the Company’s August 8, 2007 Senior Secured Convertible Promissory Notes (the “Notes”) and, by copy hereof, to the holders of the Notes (the “Noteholders”), that the Company has elected to defer the interest payments on the Notes scheduled for July 1, 2008 until the week of July 20, 2008, and in no event later that July 30, 2008, the latest payment date permitted under the Notes. This notice to the Trustee and the Noteholders is required by Section 4.2 of the Security Agreement for the Notes, dated August 8, 2007, by and between the Company, H & W Petroleum Company, Inc., SMF Services, Inc. and the Trustee (the “Security Agreement”) and by Section 4.4 of the Indenture because this event, with the lapse of time or notice to the Company, could constitute an Event of Default under the Security Agreement or the Indenture, respectively.

We have enclosed a copy of the Company’s Form 8-K explaining the reasons for the Company’s decision to postpone the interest payment as filed with the Securities and Exchange Commission, to which is attached this notice to you, together with a separate notice sent to the Noteholders. Please contact me if you have any questions.

Yours very truly,

/s/ Richard E. Gathright
Richard E. Gathright,
Chief Executive Officer and President

cc:      Noteholders

200 West Cypress Creek Road, Suite 400  s  Fort Lauderdale, FL 33309  s  954.308.4200 Phone  s  954.308.4222 Fax  s  www.mobilefueling.com